Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
In connection with the Quarterly Report of FTI Consulting, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven H. Gunby, President and Chief Executive Officer (principal executive officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: July 25, 2024

By:	/S/ STEVEN H. GUNBY
Steven H. Gunby
President and Chief Executive Officer
(principal executive officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.